UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENCISION INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 2, 2007

To Our Shareholders:

The Annual Meeting of Shareholders of Encision Inc., a Colorado corporation, will be held at 10:00 A.M. Mountain Time, on August 2, 2007, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.                                       To elect seven Directors;

2.                                       To approve our 2007 Stock Option Plan;

3.                                       To ratify the appointment of Gordon, Hughes & Banks, LLP as our independent public accountants, and;

4.                                       To transact such other business as may properly come before the meeting, or any adjournment thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 8, 2007, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roger C. Odell
Roger C. Odell
Chairman of the Board

June 30, 2007

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROMPT RETURN OF THE PROXY WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 2, 2007

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Encision Inc., a Colorado corporation, for use at our Annual Meeting of Shareholders to be held at 10:00 A.M. Mountain Time, on August 2, 2007, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302 and at any and all adjournments of such meeting.

If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed Proxy Cards that contain no instructions will be voted for each of the nominees for director indicated herein. It is anticipated that this Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting will be mailed to our shareholders on or about June 30, 2007.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to our secretary, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

We will bear the costs of the meeting, including the costs of preparing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card. We may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers, and others who hold shares of our common stock in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

OUTSTANDING CAPITAL STOCK

The record date for shareholders entitled to vote at the Annual Meeting was June 8, 2007. At the close of business on that day, there were 6,430,437 shares of our common stock, no par value, outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote.

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the total issued and outstanding shares of our common stock that are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. Abstentions and broker “non-votes” will be counted for purposes of attaining a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required to elect directors and approve any other matter to be voted on by the shareholders at the meeting. Thus, abstentions and broker non-votes have the same effect as a vote against a particular proposal.

ACTIONS TO BE TAKEN AT THE MEETING

The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (1) FOR the election of each of the seven nominees named herein for the office of Director, (2) FOR the approval of our 2007 Stock Option Plan, (3) FOR ratification of the appointment of Gordon, Hughes & Banks, LLP as our independent public accountants and (4) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

If shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter of business.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for presentation at our 2008 Annual Meeting of Shareholders, including shareholder recommendation for nominees for election to our board of directors, must be received by us at our offices in Boulder, Colorado, not later than May 16, 2008, and in order for any such proposal to be included in our Proxy Statement for the 2008 Annual Meeting of Shareholders, such proposal must be received by us no later than March 3, 2008.

ELECTION OF DIRECTORS

(Proxy Item #1)

Our board of directors has nominated the seven persons listed below for election as directors for the ensuing year, each to hold office until the 2008 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their death, resignation or removal. A shareholder using the enclosed Proxy Card can vote for all or any of the nominees of the board of directors or such shareholder may withhold his or her vote from all or any of such nominees. If the Proxy Card is properly executed but not marked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as our board of directors may recommend. There are no family relationships among these nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

The following table sets forth the members of our board of directors, their ages as of March 31, 2007, and their positions and offices held:

Name	Age	Position

Vern D. Kornelsen(2)	74	Director

Robert H. Fries(1)(2)	58	Director

Bruce L. Arfmann(3)	60	Director

George A. Stewart(1)(3)	64	Director

John R. Serino	59	Director President & CEO

David W. Newton	60	Director Co-Founder, VP - Technology

Roger C. Odell	56	Director Co-Founder and Chairman of the Board, VP - Business Development

(1)                  Member of the Compensation Committee

(2)                  Member of the Nominating Committee

(3)                  Member of the Audit Committee

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our executive officers are appointed by, and serve at the discretion of, our board of directors. Our board of directors has an audit committee, a nominating committee, and a compensation committee. There is no family relationship between any of our directors and any other of our directors or officers.

Vern D. Kornelsen, is one of our co-founders and served on our board of directors and as our Chief Financial Officer from 1991 through February of 1997. He was re-elected to the board of directors in April 1998. Mr. Kornelsen is the General Partner of CMED Partners LLLP, one our principal shareholders.

Mr. Kornelsen formerly practiced as a certified public accountant in the state of Colorado for many years. For the past eight years, he has been active in managing two investment partnerships, of which he is the general partner, as well as serving as an officer and director of several private companies of which he is the controlling stockholder. Mr. Kornelsen received a Bachelor of Science degree in business from the University of Kansas.

Robert H. Fries has served on our board of directors since June 2003. Mr. Fries is a founder and the President of FinanceVision Services, Inc. and has served as a finance executive with a broad range of large public multinational companies. Since March 2000, he has provided us with financial and tax consulting services. Mr. Fries’ credentials include a Masters in Business Administration from St. John’s University, New York, a CPA and a Juris Doctor Degree from Jones School of Law.

Bruce L. Arfmann has served on our board of directors since July 2005. Mr. Arfmann is a business consultant for private and public companies working with top management and boards of directors. During the 1990s he served as Executive Vice President and Chief Financial Officer for Colorado Medtech, Inc. Mr. Arfmann spent twenty years with Arthur Andersen, domestically and internationally, and was a Partner his last eight years at Arthur Andersen. Mr. Arfmann received a Bachelor of Science degree in accounting from the University of Wyoming.

George A. Stewart has served on our board of directors since July 2005. Mr. Stewart is an active international medical industry consultant with 35 years of experience in medical devices. He was formerly President of Pfizer Medical Devices, a group of seven specialty device companies, from 1995 through to the divestiture of those businesses in 2000. Before assuming the group presidency, Mr. Stewart was President and Chief Executive Officer of three of those businesses: Shiley Inc., Irvine CA. (1990 – 1991), Schneider Inc., Minneapolis MN and Bulach Switzerland (1991 – 1993) and Valleylab Inc., Boulder CO (1993 – 1995). Mr. Stewart received an MBA and a BBA degree from Western Colorado University.

John R. Serino has served as our President & Chief Executive Officer since July 2004 and on our board of directors since July 2004. Mr. Serino is a veteran medical industry executive with over 15 years in the medical device business. From 2000 until 2004, Mr. Serino was with Quinton Cardiology Inc. as its Vice President of Sales and Marketing, where he was a member of its turnaround management team. From 1995 until 1999, he was with PLC Medical Systems, which pioneered CO2 laser systems for the treatment of patients with severe coronary artery disease, as its Vice President of Sales and Marketing. Mr. Serino received an MBA degree from the University of La Verne and a Bachelor of Science degree from Crieghton University.

David W. Newton, is one of our co-founders and has been a Vice President and one of our directors since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton has an additional 14 years of experience as an electrical engineer designing electrosurgical generators and related accessories. Mr. Newton holds nine patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado.

Roger C. Odell, the Chairman of our board of directors, is one of our co-founders, has served on our board of directors since our inception, and is our Vice President of Business Development. From 1976 until 1991, Mr. Odell was employed at Valleylab in a variety of increasingly responsible engineering capacities, primarily involving electrosurgical products. Mr. Odell holds an Associate of Applied Science degree in electrical engineering from Alfred State University.

Director Meetings

During the fiscal year ended March 31, 2007, our board of directors met four times and had one telephonic meeting. Except for one board meeting and one audit committee meeting where Mr. George A. Stewart attended telephonically, all directors nominated for re-election to the board of directors attended all of the meetings of the board of directors and all meetings of the committees of the board of directors on which they were members during fiscal year 2007. There were four meetings of the audit committee, two meetings of the compensation committee and one meeting of the nominating committee, attended by all directors who were members of the committees at the time of the meetings. The audit committee held two telephonic meetings with our independent auditors. Mr. Stewart was not present at one of the telephonic meetings.

We encourage our incumbent directors to attend the Annual Meeting of Shareholders, subject to their travel schedule and other demands on their time. All incumbent directors attended the 2006 Annual Meeting of Shareholders.

We presently comply with the board of director independence requirements of the American Stock Exchange, as currently in effect and applicable to us.

Compensation of Directors

The following table details the total compensation earned by our non-employee directors in fiscal year 2007.

Director Summary Compensation

Name	Fees Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Bruce L. Arfmann	18,000	4,092	—		22,092
Robert H. Fries	12,000	7,597	38,427	(1)	58,024
Vern D. Kornelsen	12,000	—	—		12,000
George A. Stewart	18,000	4,092	—		22,092

(1)                  Compensation for financial and tax consulting services provided to the Company.

Fees Paid in Cash.  Non-employee directors receive cash fees in monthly installments. The following table provides a breakdown of fees paid in cash.

Name	Annual Retainers ($)	Audit Committee Member Fees ($)	Total ($)
Bruce L. Arfmann	12,000	6,000	18,000
Robert H. Fries	12,000	—	12,000
Vern D. Kornelsen	12,000	—	12,000
George A. Stewart	12,000	6,000	18,000

The following table provides information on the outstanding equity awards at fiscal year-end for non-employee directors.

Outstanding Options for Non-Employee Directors at Fiscal Year-End 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date

Bruce L. Arfmann	10,000	2.63	8/01/10

Robert H. Fries	5,000	3.15	7/23/08
	5,000	3.75	5/10/09
	5,000	3.38	5/25/11
Total	15,000

George A. Stewart	10,000	2.63	8/01/10

Nominating Committee

The members of our nominating committee are Vern D. Kornelsen and Robert H. Fries.  Our nominating committee recommends to our board of directors nominees for election to the board. Our nominating committee will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are properly submitted in writing to our corporate secretary in the manner described for shareholder nominations below under the heading “Other Matters.” A director nominee must have a strong professional or other background, a reputation for integrity and responsibility and experience relevant to our business and operations. A director nominee must be able to commit appropriate time to prepare for, attend and participate in all meetings of our board of directors and its committees, as applicable, and the annual meeting of shareholders and must not have any conflicts of interest with our business and operations. Our nominating committee will also require some director nominees to be independent as defined under the American Stock Exchange listing standards. All director nominees, whether submitted by a shareholder or our nominating committee, will be evaluated in the same manner. All current members of the nominating committee are independent for purposes of the American Stock Exchange listing standards.

The nominating committee does not have an express policy with regard to the consideration of any director candidates recommended by our shareholders because the nominating committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The nominating committee will consider director candidates proposed by shareholders in accordance with the procedures set forth above under “Shareholder Proposals,” and will evaluate shareholder-recommended candidates for director under the same criteria as internally generated candidates. Although the nominating committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our board and its committees.

Our board of directors has adopted a written Nominating Committee Charter, a copy of which was attached as Appendix A to our Proxy Statement for the fiscal year ended March 31, 2006 and is not available on our website. Our nominating committee held one meeting during the fiscal year ended March 31, 2007.

Compensation Committee

Until April 24, 2007, the members of the compensation committee were Vern D. Kornelsen and Robert H. Fries. Effective April 24, 2007, the members of the compensation committee are George A. Stewart and Robert H. Fries. Our Compensation Committee reviews and approves compensation for our executive officers whose compensation is approved by our Board of Directors upon recommendation of the Compensation Committee. Our Compensation Committee also administers our stock option plans. Our Compensation Committee held two meetings during the fiscal year ended March 31, 2007.

Audit Committee

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members satisfy the American Stock Exchange’s requirement that audit committee members be “independent directors” as that term is currently defined by the American Stock Exchange’s Corporate Governance Requirements.

Since July 1, 2005, Bruce L. Arfmann and George A. Stewart have comprised the audit committee. Their backgrounds are more fully disclosed in their biographies under “Election of Directors.”

Effective July 1, 2005, Bruce L. Arfmann assumed the role of the audit committee’s “financial expert” and is “independent” under the American Stock Exchange’s rules as currently in effect and applicable to us.

The audit committee has adopted a written charter, a copy of which was attached as Appendix B to our Proxy Statement for the fiscal year ended March 31, 2006. Our audit committee held four meetings during the fiscal year ended March 31, 2007 and held two telephonic meetings with our independent auditors during the fiscal year ended March 31, 2007.

Shareholder Communications with Directors

Shareholders and other interested parties wishing to contact any member (or all members) of our board of directors or any committee of the board may do so by mail, addressed, either by name or title, to the board of directors or to any such individual director or group or committee of the directors, and all such correspondence should be sent to our principal office. Our administrative staff may review any such communications to ensure that inappropriate material is not forwarded to the board of directors or to any individual director. The board of directors intends to continuously evaluate its communication process with our shareholders, and may adopt additional procedures to facilitate shareholder communications with the board of directors, consistent with standards of professionalism and our administrative resources.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and all other directors and executive officers. The Code of Ethics is available on the investor relations page of our website at www. Encision.com.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation earned or awarded to each person who served as our chief executive officer during our most recently completed fiscal year, and to each of our three most highly compensated executive officers (other than our chief executive officer) who earned in excess of $100,000 during our most recently completed fiscal year, (collectively, the “Named Executive Officers”).

Summary Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)	All Other Compensation

John R. Serino(1)	2007	187,183	103,260	—
President, Chief	2006	157,894	94,168	—
Executive Officer	2005	136,846	69,142	24,742	(2)

Roger C. Odell	2007	126,191	4,969	—
Vice President—	2006	116,297	4,969	—
Business Development	2005	106,504	3,798	—

David W. Newton	2007	117,415	1,943	—
Vice President—	2006	111,825	11,660	—
Technology	2005	106,504	11,660	—

Warren Taylor	2007	128,423	17,626	—
Vice President—	2006	122,308	13,989	—
Engineering	2005	54,665	5,749	15,000	(3)

(1)          Mr. Serino was appointed as our President and Chief Executive Officer on July 6, 2004.

(2)          Represents relocation paid.

(3)          Represents relocation paid of $10,000 and an employment bonus of $5,000.

The following table includes the assumptions used to calculate the compensation expense reported for fiscal years 2007, 2006 and 2005 on a grant-date by grant-date basis.

		Assumptions
Name	Grant Date	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	FY 2007 Expense ($)	FY 2006 Expense ($)	FY 2005 Expense ($)

John R. Serino	7/06/04	117	5	3.6	0	94,168	94,168	69,142
	4/25/06	63	5	5.0	0	9,092	—	—
Total						103,260	94,168	69,142

Roger C. Odell	3/27/05	117	5	3.8	0	4,969	4,969	3,798

David W. Newton	6/25/01	129	5	4.8	0	1,943	11,660	11,660

Warren Taylor	11/01/04	112	5	3.4	0	13,989	13,989	5,749
	4/25/06	63	5	5.0	0	3,637	—	—
Total						17,626	13,989	5,749

Executive Officers

The following table sets forth the names of our executive officers, their ages as of March 31, 2007, and their positions and offices held:

Name	Age	Position

John R. Serino	59	President & CEO

Roger C. Odell	56	VP – Business Development

David W. Newton	60	VP - Technology

Marcia McHaffie	61	Controller, Treasurer, Corporate Secretary

Judith King	57	VP - Regulatory Affairs & Quality Assurance

Richard Smoot	47	VP - Operations

Warren Taylor	46	VP - Engineering

Employment Agreements

We have entered into an employment agreement with Roger C. Odell dated March 3, 1997 which allows either party to terminate the agreement for any reason. In the event that the agreement is terminated, Mr. Odell is entitled, for a period of one year, to receive benefits and severance pay at the rate of his annual salary as of the date of termination, payable in equal monthly amounts.

Stock Options

On August 15, 1997, our shareholders approved the adoption of the 1997 Stock Option Plan (the “Plan”) providing for grants of stock options and/or supplemental bonuses to our employees and directors. The Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet the requirements of Section 422. As approved by the shareholders, we had reserved 800,000 shares of our common stock for issuance upon exercise of options granted under the 1997 Plan.

On July 24, 2002, our shareholders approved an amendment by our board of directors to increase the number of common shares reserved for issuance under the Plan by 100,000 shares, to a total of 900,000 from 800,000 shares of common stock subject to adjustment for dividend, stock split or other relevant changes in our capitalization.

On August 16, 2004, our shareholders approved an amendment by our board of directors to increase the number of common shares reserved for issuance under the Plan by 300,000 shares, to a total of 1,200,000 shares of common stock subject to adjustment for dividend, stock split or other relevant changes in our capitalization. As of March 31, 2007, options to purchase an aggregate of

1,081,121 shares of our common stock (net of options canceled) had been granted pursuant to the Plan and 666,121 options had been exercised, leaving 415,000 still subject to exercise.

As of March 30, 2007, the market value of all shares of our common stock subject to outstanding options was $1,672,450 (based upon the closing price as reported on the American Stock Exchange on such date). The compensation committee of the board of directors administers the Stock Option Plan.

Option Grants in Fiscal Year 2007

The following table presents information on options to acquire shares of our common stock granted to the Named Executive Officers during the fiscal year ended March 31, 2007.

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($)

John R. Serino	4/25/06	25,000	3.38	5/25/11	48,801

Warren Taylor	4/25/06	10,000	3.38	5/25/11	19,520

Options Exercised in Fiscal Year 2007

The following table provides information on stock option exercises by the Named Executive Officers during fiscal year 2007.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

David W. Newton	30,000	28,200

Outstanding Options at Fiscal Year-End 2007

The following table sets forth certain information regarding the number and value of exercisable and unexercisable options to purchase shares of common stock held as of the end of our 2007 fiscal year by the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

John R. Serino	137,123	62,877	2.85	7/06/09
	4,657	20,343	3.38	5/25/11
Total	141,780	83,220

Roger C. Odell	5,531	4,469	3.00	6/25/09

Warren Taylor	14,470	15,530	2.89	11/01/09
	1,863	8,137	3.38	5/25/11
Total	16,333	23,667

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 10, 2007, the number of shares of our common stock owned by any person who is known by us to be the beneficial owner of more than 5% of our voting securities, by all individual directors, by all Named Executive Officers, and by all officers and directors as a group:

Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class

Vern D. Kornelsen(3)	1,167,738	18.2%

John R. Serino(4)	172,233	2.6%

David W. Newton	290,949	4.5%

Roger C. Odell(5)	762,420	11.9%

Robert H. Fries(6)	20,000	*

Bruce L. Arfmann(7)	10,000	*

George A. Stewart(8)	10,000	*

All executive officers and directors as a group (11 Persons)(9)	2,528,821	38.0%

Other Shareholders holding 5% or more:

CMED Partners LLLP(10)	1,119,517	17.4%

Intertec Healthcare Management, L.L.C.(11)	388,565	6.0%

James A. Bowman(12)	609,250	9.5%

*	Less than 1%.

(1)	The address of each director and officer of the Company is 6797 Winchester Circle, Boulder, CO 80301.

(2)

Shares not outstanding but deemed beneficially owned by virtue of the individual’s right to acquire them as of June 10, 2007, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder’s name.

(3)	Includes 48,221 shares owned directly and 1,119,517 shares owned by CMED Partners LLLP, of which Mr. Kornelsen is the General Partner.

(4)	Includes 162,233 shares issuable pursuant to options exercisable as of June 10, 2007, or within 60 days of such date.

(5)	Includes 6,501 shares issuable pursuant to options exercisable as of June 10, 2007, or within 60 days of such date.

(6)	Includes 15,000 shares issuable pursuant to options exercisable as of June 10, 2007, or within 60 days of such date.

(7)	Includes 10,000 shares issuable pursuant to options exercisable as of June 10, 2007, or within 60 days of such date.

(8)	Includes 10,000 shares issuable pursuant to options exercisable as of June 10, 2007, or within 60 days of such date.

(9)	Includes 194,558 shares issuable pursuant to options exercisable as of June 10, 2007, or within 60 days of such date.

(10)	The address of CMED Partners LLLP is 4605 Denice Drive, Englewood, CO 80111. Mr. Kornelsen is indirectly the beneficial owner of these shares since he is the General Partner of CMED Partners LLLP.

(11)	Based on Schedule 13G, filed December 20, 2006. The address of Intertec Healthcare Management, L.L.C. is 5980 Horton Street, Suite 390, Emeryville, CA 94608.

(12)	Based on Schedule 13D, filed August 17, 2004. The address of Mr. Bowman is 760 Walnut St., Boulder, CO 80302.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange. Except for Mr. Kornelsen who filed a Form 4 late, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended March 31, 2007 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended March 31, 2007, to our knowledge, our directors, officers and holders of more than 10% of our common stock have complied with all Section 16(a) filing requirements.

APPROVAL OF THE 2007 STOCK OPTION PLAN
(Proxy Item #2)

On April 12, 2007, the board of directors approved, subject to shareholder approval, the Encision Inc. 2007 Stock Option Plan (the “2007 Plan”). The number of common shares reserved for issuance under the 2007 Plan is 700,000, subject to adjustment for dividend, stock split or other relevant changes in our capitalization. The 2007 Plan, as proposed, is summarized below.

The purpose of the 2007 Plan is to promote our interests and our shareholders’ interest by helping us to attract, retain and motivate key employees.

The board of directors believes that the 2007 Plan will be to our material benefit by assisting us in attracting, retaining and motivating key employees of proven ability. The board of directors also believes that our best interests and our shareholders’ best interest require that we continue to be in a position to offer options to current and prospective key personnel.

Summary of the 2007 Plan

Administration.  A committee of non-employee directors of the board is responsible for administering the 2007 Plan (the “Committee”). The Committee has full authority, subject to the terms of the 2007 Plan, to make all determinations under the 2007 Plan. A “non-employee director” is a person who satisfies the definition of “non-employee director” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). We will indemnify each member of the board of directors for actions taken under the 2007 Plan.

Incentive and Nonstatutory Stock Options.  The Committee may grant incentive stock options under the 2007 Plan and options which do not qualify as incentive stock options (“nonstatutory stock options”).

Eligibility.  Our employees and the employees of our subsidiaries, including officers and directors who are employees, will be eligible to receive incentive stock options and nonstatutory stock options under the 2007 Plan. As of March 31, 2007, we had 46 full-time employees. Members of our board of directors who are not our employees, or employees of any of our subsidiaries, will be eligible to receive nonstatutory stock options under the 2007 Plan. We currently have four non-employee directors. The benefits or amounts that will be received by or allocated to persons eligible to receive options under the 2007 Plan are not determinable.

Exercise Price.  The 2007 Plan provides that the exercise price under each incentive stock option or nonstatutory stock option shall be no less than 100% of the fair market value (110% of the fair market value for employees owning more than 10% of our common stock) of the common stock on the day the option is granted. The exercise price of an option is to be paid in cash or in such other consideration as the board of directors deems acceptable, including the optionee’s promissory note. The board of directors may also permit a participant to surrender previously owned shares to us, the fair market value of which would be applied to the option exercise price.

Non-Transferability.  All options granted under the 2007 Plan may be exercised during the optionee’s lifetime only by the optionee and are non-transferable except by will or the laws of descent and distribution. Notwithstanding the above, the board of directors may, at its discretion, permit the transfer of a nonstatutory option.

Exercise.  The duration of each option will be as specified by the board of directors but will not exceed five years and three months from the date of grant. The board of directors, at its discretion, may establish a vesting schedule for any option granted under the 2007 Plan.

Effect of Termination of Services.  If an optionee’s employment is terminated for a reason other than disability or death, exercisable options held by the optionee may be exercised within one month following the optionee’s termination. If the optionee is an employee of ours or a subsidiary of us and the termination is due to the optionee’s death or permanent and total disability, then exercisable options held by the optionee may be exercised for a period of three months following the termination. In each case, the options may be exercised only to the extent exercisable on the date of termination of employment and in no event is an option exercisable after the termination date specified in the option grant.

Stock Dividends and Stock Splits.  The number, kind and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification, or other similar change in our outstanding securities. The number of the shares of our common stock reserved for issuance pursuant to options granted under the 2007 Plan will be adjusted by the Committee for any such changes.

Corporate Transactions.  If, within the duration of the stock option, there is a corporate merger, consolidation or acquisition, a share exchange in which 50% or more of the outstanding capital stock is exchanged for capital stock of another corporation or the sale, transfer or other disposition of all or substantially all of our assets, then the vesting schedules of all options may be accelerated so that the options shall become exercisable as to those shares which could be purchased under those vesting schedules. All options, to the extent not previously exercised, shall terminate upon the consummation of such transaction and cease to be exercisable unless expressly assumed by the successor corporation or parent thereof.

Term of 2007 Plan.  The 2007 Plan will terminate ten years from the date that the 2007 Plan was approved by the shareholders, or, if earlier, upon the purchase of all common stock subject to the 2007 Plan pursuant to the exercise of options granted under the 2007 Plan. Any options outstanding after the termination of the 2007 Plan will remain in effect in accordance with their terms. Our board of directors may terminate or amend the 2007 Plan, except that our board of directors may not, without shareholder approval, increase the number of shares of common stock as to which options may be granted, materially increase the benefits accruing to participants or materially modify the eligibility requirements.

Federal Income Tax Consequences

Incentive Stock Options.  An optionee will not realize taxable income upon the grant of an incentive stock option under the 2007 Plan. In addition, an optionee will not realize taxable income upon the exercise of an incentive stock option if the optionee holds the shares acquired until at least one year and one day after exercise and, if later, until two years after the date of grant of option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If an optionee acquires stock through the exercise of an incentive stock option under the 2007 Plan and subsequently sells the stock after holding the stock for the period described above, the gain which is the difference between the sale price of the stock and the option exercise price will be taxed as capital gain. The gain will not be treated as ordinary income except when the holding period requirements discussed above are not satisfied.

An incentive stock option does not entitle us to an income tax deduction except to the extent that an optionee realizes ordinary income therefrom.

Nonstatutory Options.  An optionee generally will not realize taxable income upon the grant of a nonstatutory stock option. When an optionee exercises a nonstatutory stock option, the optionee will realize taxable ordinary income at that time equal to the difference between the option price and the fair market value of the stock on the date of exercise. An optionee will generally have a basis in stock acquired through the exercise of a nonstatutory stock option under the 2007 Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as capital gain. Any ordinary income realized by an optionee upon exercise of a nonstatutory stock option will be allowable to us as a deduction at the time it is realized by the optionee.

Participants in the 2007 Plan should consult their own tax advisors to determine the specific tax consequences of the 2007 Plan for them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2007 STOCK OPTION PLAN.

The 2007 Stock Option Plan will be approved if the number of votes cast favoring the action exceed the number of votes cast opposing the action. Unless otherwise specified, proxies solicited by the board of directors will be voted FOR the adoption of the 2007 Stock Option Plan. A copy of the 2007 Stock Option Plan is attached to this Proxy as Appendix A.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proxy Item #3)

Our board of directors and audit committee have selected Gordon, Hughes & Banks, LLP as our independent accountant to audit our financial statements for the fiscal year ending March 31, 2008. The decision to engage Gordon, Hughes & Banks, LLP was approved by our board of directors and audit committee, and this appointment is being submitted to our shareholders for ratification at the Annual Meeting.

On March 31, 2004, the audit committee engaged Gordon, Hughes & Banks, LLP as the principal accountant to audit our financial statements for the fiscal year ended March 31, 2005. Gordon, Hughes & Banks, LLP served as the principal accountant to audit our financial statements for the fiscal years ended March 31, 2007 and 2006. We expect that a representative of Gordon, Hughes & Banks, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions, and such representative will have the opportunity to make a statement at the meeting.

During our two most recent fiscal years and any subsequent interim period preceding June 30, 2007, there were no disagreements between us and Gordon, Hughes & Banks, LLP, on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GORDON, HUGHES & BANKS, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

Audit Committee Report

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members satisfy the American Stock Exchange’s requirement that audit committee members be “independent directors” as that term is currently defined by the American Stock Exchange’s Corporate Governance Requirements.

Since July 1, 2005, Bruce L. Arfmann and George A. Stewart have comprised the audit committee. Their backgrounds are more fully disclosed in their biographies under “Election of Directors.”

Effective July 1, 2005, Bruce L. Arfmann assumed the role of the audit committee’s “financial expert” and is “independent” under the American Stock Exchange’s rules as currently in effect and applicable to us.

The audit committee oversees our financial process on behalf of the board of directors. The audit committee has adopted a written charter. The audit committee has adopted a complaint procedure policy. A copy of the audit committee’s complaint procedure policy is attached to this Proxy Statement as Appendix B. The audit committee reviews and reassesses the adequacy of its charter on an annual basis. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1. The audit committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors. The independent auditors and our management are expected to periodically report to the audit committee the extent of services provided by the independent auditors and the fees associated with these services.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. The audit committee met four times in the fiscal year ended March 31, 2007 and held two telephonic meetings with our independent auditors during the fiscal year ended March 31, 2007.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the year ended March 31, 2007, for filing with the Securities and Exchange Commission.

Audit Fees

Fees and related expenses for the fiscal year ended March 31, 2007 audit by Gordon, Hughes & Banks, LLP were approximately $24,000, of which none has been billed through March 31, 2007 and $20,000 for the fiscal year ended March 31, 2006.

Audit-Related Fees

Audit-related expenses include $8,708 to Gordon, Hughes & Banks, LLP related to the review of the financial statements contained in our quarterly 10-QSB filings for the fiscal year ended March 31, 2007, of which $8,708 has been billed through March 31, 2007 and $6,544 for the fiscal year ended March 31, 2006.

Tax Fees

Gordon, Hughes & Banks, LLP did not render any services related to tax return preparation or tax planning for the fiscal years ended March 31, 2007 or March 31, 2006.

All Other Fees

There were no aggregate fees billed for all other services rendered by Gordon, Hughes & Banks, LLP for the fiscal years ended March 31, 2007 or March 31, 2006.

Approval of Auditor Services and Fees

Our Audit Committee ensures that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Our Audit Committee approves or pre-approves all services provided by our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. All fees identified in the preceding first two paragraphs were approved by our Audit Committee.

Submitted by the Audit Committee

Bruce L. Arfmann, Audit Committee Member

George A. Stewart, Audit Committee Member

OTHER MATTERS

We know of no other matters that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy Card, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report for the fiscal year ended March 31, 2007, including audited Financial Statements for the year then ended, as filed with the Securities and Exchange Commission on Form 10-KSB is being mailed to shareholders on or about June 30, 2007 with these proxy materials.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 6797 Winchester Circle, Boulder, CO 80301, Attention: Marcia McHaffie. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.  IN THE EVENT THAT YOU ARE ABLE TO ATTEND THE MEETING, WE WILL, IF YOU REQUEST, CANCEL THE PROXY CARD.

SIGNATURE

By Order of the Board of Directors

/s/ Roger C. Odell
Chairman of the Board of Directors

Boulder, Colorado
June 30, 2007

APPENDIX A

ENCISION INC.

2007 STOCK OPTION PLAN

EFFECTIVE AS OF                         , 2007

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopts the Encision Inc. 2007 Stock Option Plan on April 12, 2007; provided that, the Plan shall become effective upon its approval by Company shareholders. If the Company’s shareholders do not approve this Plan, no Options may be granted under this Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Options in the form of either Nonstatutory Stock Options (“NSOs”) or Incentive Stock Options (“ISOs”).

Options shall be ISOs only to the extent specified in the applicable Stock Option Agreement.  Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such, and the exercise of one does not affect the exercise of the other.

Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Options shall apply to ISOs and NSOs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan.

SECTION 2. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable and requested by the Committee, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(c) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Stock Option Agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(d) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Stock Option Agreement, means the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(f) “Committee” means a committee described in Section 3.

(g) “Common Stock” means the Company’s common stock.

(h) “Company” means Encision Inc., a Colorado corporation.

(i) “Consultant” means an individual who performs bona fide services to the Company or a Subsidiary other than as an Employee or Director or Non-Employee Director.

(j) “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Stock Option Agreement, means the occurrence of any of the following shareholder approved transactions:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not holders of 30% or more of the combined voting power of the Company’s securities immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(k) “Director” means a member of the Board who is also an Employee.

(l) “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(m) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” means the amount for which a Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

(p) “Fair Market Value” means, as of a specified date, one of the following as determined by the Committee, each of which shall be based on trading prices of a Share on the American Stock Exchange or on any national securities exchange on which the Shares are then listed, or if the Shares were not traded on such date, then on the next preceding date on which such Shares were traded, all as reported by such source as the Committee may select: (i) the average of the high and low trading prices on such date, (ii) the closing price on such date or (iii) the closing price on the next preceding trading day.  If the Shares are not so listed, then the Committee shall establish Fair Market Value using such method as it may reasonably determine, which method shall be consistent with the methods for determining the fair market value of stock pursuant to Code Section 409A if such statute is in effect.

(q) “Grant” means any grant of an Option under the Plan.

(r)   “Incentive Stock Option” or “ISO” means a stock option that is intended to be an “Incentive Stock Option” as that term is defined in Section 422 of the Code.

(s) “Key Employee” means (i) with respect to ISOs, an Employee or Director, and (ii) with respect to NSOs, an Employee, Director, Non-Employee Director or Consultant, in each case who has been selected by the Committee to receive an Option under the Plan.

(t) “Non-Employee Director” means a member of the Board who is not an Employee.

(u) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an incentive stock option described in Code Section 422.

(v) “Option” means an NSO or an ISO, as applicable, granted under the Plan entitling the Optionee to purchase Shares.

(w) “Optionee” means an individual, estate or other entity that holds an Option.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y) “Participant” means an individual or estate or other entity that holds an Option.

(z) “Plan” means this Encision Inc. 2007 Stock Option Plan as it may be amended from time to time.

(aa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(bb)  “SEC” means the Securities and Exchange Commission.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Participant immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company or Subsidiary, or a transfer between entities (the Company or any Parent or Subsidiary); provided that there is no interruption or other termination of Service.

(ee) “Share” means one share of Common Stock.

(ff) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Grant of an Option.

(gg) “Subsidiary” means any entity (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.  For purposes of ISOs, “subsidiary” has the meaning given such term in Section 424(f) of the Code.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

Notwithstanding the prior paragraph, to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3, any Committee appointed by the Board shall be comprised of two or more directors each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3).

The Plan may be administered by different bodies with respect to Directors, Non-Employee Directors, officers, Consultants and Employees who are neither Directors nor officers.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Subject to the other provisions of the Plan, such actions shall include:

(i)	selecting Key Employees who are to receive Options under the Plan;

(ii)	determining the type, number, vesting requirements and other features and conditions of such Options (including, whether an Option is an ISO or a NSO) and amending such Options;

(iii)	correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Stock Option Agreement;

(iv)	accelerating the vesting, or extending the post-termination exercise term, of Options at any time and under such terms and conditions as it deems appropriate;

(v)	interpreting the Plan; and

(vi)	making all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) Eligibility. With respect to grants of ISOs, only Employees or Directors shall be eligible for designation as Key Employees by the Committee, in its sole discretion.  With respect to NSOs, only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b) Beneficiaries. Unless stated otherwise in a Stock Option Agreement, a Participant may designate one or more beneficiaries with respect to an Option by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Option(s) shall be transferred or distributed to the Participant’s estate.

(c) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Option until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Option and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(d) Termination of Service. Unless the applicable Stock Option Agreement or the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Options held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option): (i) upon termination of Service for any reason, all unvested portions of any outstanding Options shall be immediately forfeited without consideration; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options shall terminate and be forfeited immediately without consideration; (iii) if the Service of Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his/her then-outstanding Options may be exercised by such Participant or his or her personal representative within one month after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options may be exercised within three months after the date of termination of Service.  Notwithstanding the foregoing, but subject to the other provisions of this Plan, a Stock Option Agreement may specify longer periods for exercise of a NSO or ISO (unless to do so in the case of an ISO would cause the ISO not to qualify as an incentive stock option pursuant to Section 422 of the Code) after any such event.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Options under the Plan shall not exceed 700,000 Shares, subject to adjustment pursuant to Section 8.

(b) Limitation on ISOs.  To the extent the aggregate Fair Market Value (determined as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an individual in a particular calendar year exceeds $100,000, such excess Options shall be treated as NSOs.

(b) Additional Shares. If Options are forfeited or are terminated for any other reason before being exercised, then the Shares underlying such Options shall again become available for Options under the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 8.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value on the date of Grant. Notwithstanding anything herein to the contrary, if an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the Exercise Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time of such Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed five years and three months from the date of Grant. Notwithstanding the foregoing, if an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, such ISO shall not be exercisable after five years after the date of the Grant.  Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be five years and three months from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement (as amended from time to time) and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify (including accelerating vesting), extend or assume outstanding Options or may accept the cancellation of outstanding Options in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not re-price outstanding Options unless there is approval by the Company shareholders (by majority vote of a quorum) and no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. No Option granted under this Plan, nor any other rights acquired by Optionee under this Plan, shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Notwithstanding the foregoing, the Committee, in its sole discretion, to the extent permitted by applicable law, may permit the assignment or transfer of an NSO and the exercise thereof by a person other than an Optionee, on such terms and conditions as the Committee in its sole discretion may determine.  Any such terms shall be set forth in the applicable Stock Option Agreement.  In the event of an Optionee’s death, the Stock Option may be exercised by the personal representative of the Optionee’s estate or by the successor or successors in interest determined under the Optionee’s will or under the applicable laws of descent and distribution.  The terms of any rights under this Plan in the hands of a transferee or assignee shall be determined as if held by the Optionee and shall be of no greater extent or term than if the transfer or assignment had not taken place.

SECTION 7. PAYMENT FOR OPTION SHARES.

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise.

(ii) Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

The Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

Notwithstanding the foregoing, unless approved by the Committee, no Option may be exercised by delivery to the Company of stock certificates representing Company stock unless such stock has been held by the Optionee for more than six months.

SECTION 8. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i) the number of Shares and the kind of shares or securities available for future Options under Section 5;

(ii) the number of Shares covered by each outstanding Option; and

(iii) the Exercise Price under each outstanding Option.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8(a) if such adjustment (A) would cause the Plan to fail to comply with Section 422 of the Code or Rule 16b-3 (if applicable to such Option) or (B) would be considered as the adoption of a new plan requiring shareholder approval.

(b) Participant Rights. Except as provided in this Section 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 8 a Participant’s Option covers additional or different shares of stock or securities, then such additional or different shares and the Option in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Option and the Shares subject to the Option prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 8 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 9. EFFECT OF A CORPORATE TRANSACTION.

(a) Corporate Transaction. In the event that the Company is a party to a Corporate Transaction (or, if the Board so decides, if the Company experiences a Change in Control), outstanding Options shall be subject to the applicable agreement of merger, reorganization, sale of assets or other governing agreement. Such agreement may provide, without limitation, (i) for the assumption or substitution of outstanding Options by the surviving corporation or its parent, (ii) for the replacement of outstanding Options with a cash incentive program of the surviving entity which preserves the spread existing on the unvested portions of such outstanding Options at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Options, (iii) for accelerated vesting of outstanding Options, or (iv) for the cancellation of outstanding Options with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. The Committee may determine, at the time of grant of an Option or thereafter, that such Option shall become partially or fully vested as to all Shares subject to such Option in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Stock Option Agreement, in the event that a Corporate Transaction occurs and any outstanding Options are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 9(a), then such Options shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Unless otherwise determined by the Committee, immediately following the consummation of a Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent. The portion of any ISO accelerated in connection with a Corporate Transaction shall remain exercisable as an ISO only to the extent the applicable dollar limitation in Section 5(b) is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as an NSO under the Code.

(c) Dissolution. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 10. LIMITATIONS ON RIGHTS.

(a) No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Option are derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Option. By accepting an Option under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Options. Any Option granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries  reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Option that is forfeited and/or is terminated by its terms or to any future Option.

(b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Option prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 8.

(c) Regulatory Requirements.

Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 11. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Option. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may, in its discretion, permit a Participant to satisfy withholding or income tax obligations related to an Option through Cashless Exercise or through a sale of Shares underlying the Option. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, the Participant must satisfy the requirements of Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

SECTION 12. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan shall become effective upon its approval by Company shareholders. The Plan shall terminate at the Company’s 2017 Annual Meeting of Shareholders and may be terminated on any earlier date pursuant to this Section 12.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason, including, where applicable, in order to ensure that ISOs will be classified as incentive stock options under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, or any ruling or interpretation of any governmental agency or regulatory body. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Option previously granted and outstanding under the Plan without the Participant’s consent. No Options shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable exchange or listing requirements, laws, regulations or rules.

SECTION 13. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

ENCISION INC.

By	John R. Serino

Title	President and CEO

APPENDIX B

ENCISION INC.

Internal Procedures of the Audit Committee

For Complaints Relating to Financial, Accounting and Audit Matters

The Audit Committee of Encision Inc. (the “Company”) has established internal procedures for the receipt, retention and handling of complaints or concerns relating to financial, accounting and audit matters to ensure appropriate and prompt investigation and response to issues raised under the Company’s Reporting and Accountability section contained in the Company’s Code of Ethics (the “Whistleblower Policy”).  These internal procedures should be read in conjunction with the Whistleblower Policy.

1.             The Audit Committee has established the following methods for receipt of complaints and concerns:

Violations or suspected violations may be reported directly to the Company or on a confidential or anonymous basis, by contacting the Company’s Chief Executive Officer by mail or email as follows:

Chief Executive Officer

Encision Inc.

6797 Winchester Circle

Boulder, CO 80301 USA

Email: jserino@encision.com

While we prefer that persons identify themselves when reporting violations so that we may follow up with them as necessary, the Company has established independent means to report a violation or suspected violations with an independent member of the Encision Audit Committee. Through this source, you can report a violation or suspected violation by phone, e-mail or anonymously via mail.

Bruce L. Arfmann

Encision Audit Committee Chair

12285 W. 54th Drive

Arvada, CO 80002

303-422-5470

E-mail: arfie214@yahoo.com

In addition, concerns about violations of Encision’s Code of Ethics and other Company policies regarding the Company’s accounting and financial reporting policies and procedures may be reported to the Company’s Audit Committee which is comprised of independent directors.  Reports may be made to:

Encision Audit Committee

Encision Inc.

6797 Winchester Circle

Boulder, CO 80301

Email: AuditComm@encision.com

2.             The Audit Committee may designate one or more members of the Audit Committee to receive and respond to complaints and concerns in the first instance (the “Investigating Members”).

3.             All communications received through the reporting methods will be directed to all Audit Committee Members who may then designate the Investigating Members to follow up on the reported complaint or concern.

4.             The Investigating Members will determine whether the report falls within the scope of responsibility of the Audit Committee relating to financial and accounting matters.  If the report is not within the scope of these procedures, the Investigating Members will inform any employee making the report (if known) to use other procedures of the Company to address the complaint or concern.  The Investigating Members should also forward any report it determines is not covered by these procedures to the Company’s legal counsel.

5.             The Investigating Members may consult with the Company’s legal counsel or independent legal counsel in their discretion to obtain advice regarding follow up on any complaint or concern.

6.             The Investigating Members may request information from any source in connection with the investigation of a report.  Company employees will be required to provide information as requested by the Investigating Members and will be informed of the Company’s policy against retaliation for participating in an investigation.

7.             The Investigating Members may engage third parties (e.g., investigative staff, accounting firm, legal counsel) to assist with the investigation of any complaints or concerns raised under the Company’s Reporting and Accountability section, included in the Company’s Code of Ethics.

8.             The Audit Committee shall determine the action to be taken in the event that the investigation of any complaint or concern indicates that corrective action is appropriate.   The Investigating Members shall report to the Audit Committee at each regularly scheduled meeting regarding the reports received since the last meeting and the current status of any open reports.  A special meeting of the Audit Committee may be called to discuss any report or to determine appropriate follow up action with respect to any report.

9.             When feasible, the Investigating Members shall report back to any employee who has raised a complaint or concern (if known) regarding the results of the investigation and any corrective action taken, if providing such information will not interfere with the rights of other employees or with any ongoing criminal or civil investigation.

10.           A confidential log shall be maintained by the Audit Committee of all complaints and concerns received under the Company’s Complaint Procedures for Financial, Accounting and Audit Matters.  The log shall include the substance of each complaint or concern, the date of its receipt, the source of the complaint or concern if known, a description of the findings of any investigation made in connection with the complaint or concern, and a description of any corrective action taken.  All Audit Committee records (including all records of the Investigating Member) relating to any complaint or concern under the Company’s Complaint Procedures for Financial, Accounting and Audit Matters shall be maintained confidentially by the Audit Committee for a period of at least seven years following the final disposition of the complaint or concern.

These procedures are intended to be general guidelines only.  The Audit Committee may deviate from these guidelines in specific cases as it determines appropriate based on the facts and circumstances of any particular complaint or concern.

ENCISION INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD AUGUST 2, 2007

The undersigned hereby constitutes, appoints and authorizes John R. Serino and David W. Newton and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated below, all of the undersigned’s shares of the no par value common stock of Encision Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at 10:00 A.M. Mountain Time, on August 2, 2007, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302 and at any and all adjournments thereof, for the following purposes:

1.      To elect seven directors:

☐                    For all nominees listed below (except as marked to the contrary):

☐                    Withhold authority to vote for the nominees listed below:

                                Bruce L. Arfmann

                                Robert H. Fries

                                Vern D. Kornelsen

                                David W. Newton

                                Roger C. Odell

                                John R. Serino

                                George A. Stewart

(INSTRUCTION: To withhold authority to vote for any individual nominee rather than all nominees, check the box next to “For all nominees listed below (except as marked to the contrary)” and draw a line through or otherwise strike out the name of the nominee(s) for whom authority to vote is to be withheld. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2.      To approve the 2007 Stock Option Plan.

☐                            FOR               ☐ AGAINST                 ☐ ABSTAIN

3.      To ratify the appointment of Gordon, Hughes & Banks, LLP as the Company’s independent public accountants.

☐                            FOR               ☐ AGAINST                 ☐ ABSTAIN

4.      To transact such other business as may properly come before the meeting, or any adjournment thereof.

☐                            FOR               ☐ AGAINST                 ☐ ABSTAIN

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

DATED:                                            , 2007.

Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENCISION INC.  PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE INVESTOR SERVICES, 350 INDIANA STREET, SUITE 800, GOLDEN, CO 80401.  THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.